Exhibit 10.1

LOAN AGREEMENT

by and between

HOF Village Center For Excellence, LLC, a Delaware limited liability company as Borrower,

and

ERIEBANK,
a division of CNB Bank,
a wholly owned subsidiary of CNB Financial Corporation,
a Pennsylvania corporation
as Lender

Dated as of December 15, 2021

LOAN AGREEMENT

This Loan Agreement (this “Agreement”), is made and entered into as of the 15th day of December, 2021 (the “Loan Closing Date”), by and between HOF Village Center For Excellence, LLC, a Delaware limited liability company (“Borrower”) with a principal address at 2626 Fulton Avenue NW, Canton OH 44718, and ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation (“Lender”) with an address at Crown Centre, 5005 Rockside Rd., Suite 625, Independence, OH  44131.

RECITALS:

A. Pursuant to that certain Bond Purchase Agreement dated September 24, 2021 (the “BPA”), by and among the STARK COUNTY PORT AUTHORITY, a port authority and a body corporate and politic organized and existing under the laws of the State of Ohio (the “Port”), HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“HOFV Newco”), sole member of Borrower, and The Huntington National Bank, as disbursing agent (Disbursing Agent”), HOFV Newco agreed to purchase from the Port up to $39,000,000.00 of Stark County Port Authority Federally Taxable Lease Revenue Bonds, Series 2021 (HOF Village Center for Excellence, LLC Project)(the “Bonds”), the proceeds of which are being used to finance the construction of the Improvements (defined below).

B. In connection with the issuance of the Bonds, HOFV Newco, as ground lessor, entered into a Ground Lease dated September 24, 2021 with the Port, as ground lessee, (the “Ground Lease”) pursuant to which HOFV Newco ground leased the land located in the City of Canton, Stark County, Ohio as more particularly described on Exhibit A attached and made a part hereof (the “Land”) to the Port, and the Port acquired title to all Improvements (defined below) located thereon.

C. In connection with the issuance of the Bonds, the Port, as lessor, entered into a Project Lease dated September 24, 2021 with Borrower, as lessee (the “Project Lease”) pursuant to which the Port leased the Land and Improvements to the Borrower, and Borrower, as Construction Agent for the Port, agreed to complete the construction of the Improvements.

D. The Bonds are to be repaid from the lease payments due under the Project Lease.

E. As of the date hereof a certificate of occupancy has been issued for the building located on the land and known as the “Constellation Center for Excellence” (together with related parking, the “Project”).

F. Borrower has applied to Lender for a first mortgage loan in the amount of up to $22,040,000.00 (the “Loan”) for the purpose of, among other things: (i) obtaining fee simple title to the Land and ground lessor’s interest in the Ground Lease, (ii) refinancing a portion of existing debt (the “Existing Debt”) and (iii) providing funding for (a) tenant improvement construction costs for current and future tenants (“Tenant Improvements”), and (b) leasing commissions (“Leasing Commissions”) for future tenants, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.

G. Pursuant to that certain Limited Warranty Deed dated on or about the date hereof, Borrower has acquired fee simple ownership of certain real property from HOFV Newco, and, pursuant thereto and pursuant to that certain Assignment, Assumption and Subordination of Ground Lease (the “Assignment and Assumption”) dated on or about the date hereof by and among HOFV Newco, Borrower and the Port, obtained the rights of HOFV Newco in and to the Ground Lease.

H. Hall of Fame Resort & Entertainment Company, a publicly traded entity incorporated under the laws of the State of Delaware (“Guarantor”), the sole member of HOFV Newco, shall execute a Guaranty of Payment (the “Guaranty of Payment”) and a separate Performance and Completion Guaranty (the “Completion Guaranty”) guarantying lien free construction of the Tenant Improvements.

I. On the date hereof Lender shall disburse an amount sufficient to pay the cost of Borrower’s acquisition of the interests of HOFV Newco in the Land and Ground Lease, retire the Existing Debt, pay for Loan fees and costs associated with the Loan and as otherwise approved by Lender pursuant to the Settlement Statement, (i) an amount of Loan Proceeds equal to $5,000,000.00 shall be held back (the “Holdback Amount”) and disbursed pursuant to the disbursement procedures set forth herein, and (ii) an amount of Loan Proceeds equal to $5,000,000.00 shall be disbursed into Borrower’s Operating Account with Lender, which amount shall be immediately transferred to Guarantor, and Guarantor shall deposit the $5,000,000.00 into an account with Lender (the “Cash Collateral”), and execute a Cash Collateral Security Agreement (the “Cash Collateral Security Agreement”) and pledge the Cash Collateral as further security for the Loan. The Cash Collateral shall be eligible for release to Guarantor pursuant to the terms set forth in Section 7.8 herein.

J. Pursuant to (A) that certain Energy Project Cooperative Agreement dated on or about the date hereof (the “Cooperative Agreement”) among the City of Canton, Ohio (the “City”), the Canton Regional Energy Special Improvement District, Inc., the Borrower and PACE EQUITY LLC, a limited liability duly organized and validly existing under the laws of the State of Wisconsin (“PACE”), and (B) a Resolution of the City Council of the City approving the Petition for Special Assessments for Special Energy Improvement Projects (the “Petition”) submitted by Borrower and HOF Newco to the City, together with the Canton Regional Energy Special Improvement District Project Plan Supplement to Plan for HOFV Center for Excellence Project a portion of the costs of certain energy components of the Project shall be paid for with funds from Project Advances (as defined in the Cooperative Agreement) PACE has agreed to make available to Borrower a Project Advance in the amount of up to $8,250,966.00 (of which $7,500,000.00 shall be available for disbursement to pay a portion of the costs of certain energy components of the project) (the “PACE Funds”)(the Cooperative Agreement, and any other documents executed in connection therewith collectively referred to as the “PACE Documents”).

K. HOFV Newco, as successor to and assignee of HOF Village, LLC, is owed certain payments from Constellation NewEnergy, Inc., a Delaware corporation, pursuant to that certain Sponsorship and Services Agreement dated December 19, 2018 and amended in June, 2020 (the “Sponsorship Agreement”) executed by and among HOF Village, LLC and National Football Museum, Inc., d/b/a Pro Football Hall of Fame, and assigned from HOF Village, LLC to HOFV Newco on June 30, 2020, equal to 80% of the Sponsorship Fees and Activation Fund Proceeds (as defined in the Sponsorship Agreement) due each year, the next payment of which is due March 31, 2022 in the amount of no less than $1,396,000.00. HOFV Newco is the fee simple owner of certain real property (the “Affiliate Property”) located adjacent the Land.

L. As a portion of the collateral for the Loan, HOFV Newco shall execute and deliver to Lender a limited recourse guaranty of payment (the “Limited Recourse Guaranty of Payment”) and shall secure the Limited Recourse Guaranty of Payment by (i) collaterally assigning to Lender its rights to receive certain Sponsorship Fees and Activation Fund Proceeds (both as defined in the Sponsorship Agreement) pursuant to a Collateral Assignment Of Economic Interest And Distributions, Negative Pledge And Security Agreement with respect to the Sponsorship Funds (the “Collateral Assignment of Economic Interests”) and (ii) executing and delivering to Lender an Open End Mortgage on the Affiliate Property (the “Affiliate Mortgage”). Portions of the Affiliate Property are eligible for release pursuant to the terms set forth in Section 3.4 herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

SECTION 1
INCORPORATION AND DEFINITIONS

1.1 Definitions.

The foregoing recitals and all exhibits hereto are made a part of this Agreement. The following terms shall have the following meanings in this Agreement:

Affiliate: Means as to any Person, any other Person (excluding any Foreign Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either: (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Affiliate Mortgage: As defined in the Recitals.

Affiliate Property: As defined in the Recitals, and consisting of the real property described in Exhibit A to the Affiliate Mortgage.

Agreement: As defined in the Recitals.

Anti-Terrorism Laws: Mean those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

Appraisal: A fair market value real estate appraisal prepared by an appraiser satisfactory to Lender, in form and substance satisfactory to Lender.

Assignment and Assumption: As defined in the Recitals.

Assignment of Leases and Rents: An assignment to Lender from Borrower of the rents, leases, security and other deposits, income, issues, proceeds and profits associated with or arising from the Project or any part thereof, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower.

BPA: As defined in the Recitals.

Beneficial Ownership Certification: Means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: Means 31 CFR § 1010.230.

Blocked Person: Means any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; or (e) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

Borrower: As such term is defined in the opening paragraph.

Borrower Deposit Accounts: As such term is defined in Section 4.6.

Business Day: Means any day other than a Saturday, a Sunday, a federal holiday, or other day on which Lender is authorized or required to be closed.

Cash Collateral: As defined in the Recitals.

Cash Collateral Security Agreement. As defined in the Recitals.

City: As defined in the Recitals.

Collateral Assignment of Economic: As defined in the Recitals.

Collateral: Means all of the following real and personal property owned by Borrower, whether now owned or existing, or hereafter arising or acquired or received by Borrower, wherever located:

(a) The Project;

(b) Borrower’s rights in and to the improvements now or hereafter erected on the Project (the “Improvements”) arising under or pursuant to the Ground Lease and the Project Lease, the improvements now or hereafter erected on the Project (the “Improvements”), and all easements, rights of way, appurtenances, uses, servitudes, licenses, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, waters, water rights, and water stock, and any and all fixtures, goods, chattels, equipment and articles of personal property of every kind and character, including any replacements, additions, substitutions therefore, now or at any time in the future owned by Borrower and affixed to or placed upon or used in connection with the occupancy, enjoyment and operation of the Project all of which are hereby declared and shall be deemed to be a portion of the security for the Indebtedness herein described and to be subject to the lien of the Mortgage, including but not limiting the generality of the foregoing, all heating, lighting, incinerating, power and total energy equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, ventilating, and communications apparatus, air cooling and air-conditioning apparatus, elevators, escalators, wall-to-wall carpeting, shades, awnings, screens, storm doors and windows, attached cabinets, partitions, ducts and compressors, and such other goods, chattels, and equipment as are adapted to the complete and comfortable use, enjoyment and occupancy of the Property, excluding any of the aforesaid which is owned by any tenant of any unit leased to such tenant and which according to the terms of any applicable lease may be removed by such tenants at the expiration or termination of said lease;

(c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Project, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Project, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Project and Improvements;

(d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“Leases”) relating to the use and enjoyment of all or any part of the Project and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases;

(e) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Project and Improvements, whether stored on the Project or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of the Mortgage; and any manufacturer’s warranties with respect thereto;

(f) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Project or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Project or Improvements;

(g) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Borrower with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit, which arise from or relate to construction on the Project or to any business now or later to be conducted on it, or to the Project and Improvements generally; and any builder’s or manufacturer’s warranties with respect thereto;

(h) All insurance policies pertaining to the Project and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Project, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Project, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

(i) All “Equipment” as that term is defined in the Uniform Commercial Code;

(j) All “Goods” as that term is defined in the Uniform Commercial Code;

(k) All “Accounts” as that term is defined in the Uniform Commercial Code;

(l) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory; and

(m) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

Completion Guaranty: As defined in the Recitals.

Control or control: As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

Cooperative Agreement. As defined in the Recitals.

County: Stark County, Ohio.

Debt Service: Means, for a particular period, the actual payments, whether interests only or principal and interest, due under the Note.

Debt Service Coverage Ratio: Means the ratio of Net Income to Debt Service.

Default: Any event, condition or circumstances, which if it were to continue uncured would, with notice or lapse of time or both, constitute an Event of Default hereunder, under any Loan Documents.

Default Rate: As set forth in the Note.

Disbursement: A disbursement of Loan Proceeds by Lender as contemplated by Section 7.

Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement from Borrower and HOF Newco, jointly and severally in favor of Lender, confirming the perpetual survival of Borrower’s and HOF Newco’s representations, warranties and indemnities therein with respect to Hazardous Materials, among other things, and compliance with all applicable Environmental Laws.

Environmental Law(s): Means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of Remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or future danger to human health or the environment or relating to any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof, including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials arising from or at the Project. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Project; requiring notification or disclosure of releases of Hazardous Materials or other environmental condition of the Project to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Project; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or the presence of biological or etiologic agents or materials or use, management, or maintenance of the Project.

Environmental Report: Those certain environmental report for the Project prepared by Hull & Associates, LLC dated July 30, 2021.

ERISA: Means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect.

Event of Default: As defined in Section 10.

Extended Maturity Date: June 15, 2034 (additional 120 months from the Initial Maturity Date), or if Borrower has elected and qualified for the Extension Option, December 15, 2034 (additional 120 months from the Initial Extended Maturity Date), as the case may be, unless accelerated sooner pursuant to the terms hereof.

Extension Option: Is defined in Section 3.3.

Foreign Subsidiary: Means any Subsidiary that is not organized or incorporated in the United States or any state or territory thereof.

GAAP: Is defined in Section 1.3.

Governmental Approvals: All consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority.

Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Ground Lease. As defined in the Recitals.

Guarantor: Means Hall of Fame Resort & Entertainment Company, a publicly traded entity.

Guaranty of Payment: An unconditional guaranty of payment and performance executed by Guarantor guarantying all payment and performance obligations of Borrower under the Note and Loan Documents, subject to certain limitations set forth therein.

Hazardous Material(s): Gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any applicable Environmental Law.

Hedging Contract: Means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by a Person in the ordinary course of business.

HNB: As defined in the Recitals.

HOFV Newco: As defined in the Recitals.

Holdback Amount. As defined in the Recitals.

Improvements: All buildings, structures and other improvements, including all common areas, to be located on the Land, currently owned by the Port and leased to the Borrower pursuant to the Project Lease.

Indebtedness: Means all liabilities, obligations, and indebtedness, whether now or hereafter owing, arising, due or payable, including but not limited to: (a) indebtedness in the nature of loans, overdrafts, letters of credit, capital leases, obligations under derivative contracts (including interest rate swaps) and guarantees of the obligations of third parties; and (b) all liabilities of any person secured by a lien on Borrower’s property.

Initial Disbursement: Is defined in Section 7.

Initial Maturity Date: Means June 15, 2024 (30 months), unless accelerated sooner pursuant to the terms hereof.

Initial Extended Maturity Date: Means December 15, 2024 (additional 6 months from Initial Maturity Date) unless accelerated sooner pursuant to the terms hereof.

Inspecting Agent: An inspector selected by Lender, in its sole discretion, who shall perform progress of construction inspections at Lender’s request. The Inspecting Agent may be a third party or an employee of Lender. Borrower shall be responsible for all fees, costs and expenses of the Inspecting Agent.

Land: As defined in the recitals.

Law(s): Collectively, all present and future federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Leasing Commissions: As defined in the Recitals.

Lender: As defined in the opening paragraph.

Limited Recourse Guaranty of Payment: As defined in the recitals.

Liquidity: Means the sum of cash, cash equivalents, and marketable securities (which must be listed on a notable exchange) held by a Person and immediately available with unimpaired value, excluding margined assets, pledged cash, pledged cash equivalents, and pledged marketable securities, and excluding the cash value of life insurance policies, IRA, 401(k), annuity, and other retirement accounts, as well as assets held in trust for third parties.

Loan: As defined in the recitals.

Loan Amount: $22,040,000.00.

Loan Closing Date: As defined in the opening paragraph.

Loan Fee: $110,200.00.

Loan Documents: Mean this Agreement, the documents specified in the Recitals to this Agreement, the documents specified in Section 3.2 hereof, any account assignments, control agreements, letter of credit application and agreement or other reimbursement agreements, any subordination agreements, intercreditor agreements and any and all other agreements, instruments and documents, including powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or Guarantor, or delivered to Lender in connection with this Agreement.

Loan Proceeds: All amounts or any portion advanced as part of the Loan, whether advanced directly to Borrower or other parties.

Material Adverse Change or material adverse change: Lender reasonably determines that a material adverse change has occurred with respect to: (a) Borrower’s or Guarantor’s financial condition, results of operations, business or prospects that would impair Borrower’s ability to pay the Loan in accordance with the terms thereof, or that would prevent Guarantor’s ability to perform its obligations under the Guaranty of Payment pursuant to the terms thereof; or (b) the value of the Collateral, or the priority of Lender’s lien on any Collateral.

Maturity Date: Means the Initial Maturity Date, or Initial Extended Maturity Date, or the Extended Maturity Date, as applicable, unless accelerated sooner pursuant to the terms hereof.

Mortgage: An Open-End Mortgage, Assignment of Leases and Rents and Security Agreement duly executed by the Borrower and granting a valid and subsisting first lien on the Land and the portions of the Project constituting real property, and a security interest in the personal property and fixtures securing all obligations of the Borrower under all of the Loan Documents, subject only to the Permitted Exceptions.

Net Income: Means, for a particular period (on a trailing twelve-month basis), the actual income produced by (a) the Project’s then the current Leases (with tenants in occupancy and paying rent) less actual operating expenses, excluding interest expense, depreciation, all Lender-approved capital expenditures, and charges reasonably deemed by Lender to be of a non-recurring nature, and (b) the annual Sponsorship Cash Flow.

Note: A Promissory Note (said promissory note and all amendments, modifications, restatements and replacements thereto) executed by Borrower, payable to the order of Lender and in the Loan Amount.

OSHA: Means the Occupational Safety and Hazard Act of 1970.

Operating Account: A deposit account with Lender that Borrower shall open on or prior to the Loan Closing Date.

PACE Documents: As defined in the Recitals.

PACE Funds: As defined in the Recitals.

Permitted Exceptions: Defects, liens and encumbrances, and other items affecting title to the Land and shown on Exhibit D attached hereto.

Person: Means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

Port: As defined in the Recitals.

Prohibited Transfer: Means any conveyance, sale, assignment, transfer, division, lien, pledge, mortgage, security interest, encumbrance or alienation of all or any portion of, or any interest in Borrower, the Land, or the Project, whether effected directly, indirectly, voluntarily, involuntarily, or by operation of Law or otherwise; provided, however, that the foregoing shall not apply to: (i) liens securing the Loan, (ii) the lien of current taxes and assessments not in default, (iii) any pledge made in connection with indebtedness in respect of purchase money financings of personal property, (iv) any pledge made in connection with indebtedness that is expressly subordinated to the Borrower’s indebtedness to the Lender, on terms and conditions that are satisfactory to the Lender pursuant to any subordination agreement required in connection with this Agreement, (v) transfers of shares in Guarantor or HOFV Newco, (vi) Permitted Exceptions, (vii) transfers to Borrower of interests in the Project or the Land pursuant to the Ground Lease and/or Project Lease, and (viii) any easements, licenses or other encumbrances that are reasonably necessary for the development or operation of the Project, which Lender has approved in advance, and which such approval shall not be unreasonably withheld, conditioned or delayed.

Project: As defined in the Recitals.

Project Lease: As defined in the Recitals.

Request for Disbursement: As defined in Section 7.2.

Settlement Statement: Means the settlement statement prepared by the Title Agent and approved by Lender.

Soft Costs: Costs incurred by Borrower for professional and other services in connection with the Project including design and engineering work.

Sponsorship Agreement: As defined in the Recitals.

Sponsorship Cash Flow: Means the annual cash flow payable to HOFV Newco pursuant to the Sponsorship Agreements.

Sponsorship Fees and Activation Fund Proceeds: As defined in the Recitals.

Subsidiary: Means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, are owned, directly or indirectly, by Borrower.

Survey: An ALTA survey of the Land in compliance with the requirements of Exhibit C attached hereto.

Tangible Net Worth: Has the meaning used in accordance with generally accepted accounting practices, except in computing Tangible Net Worth any intangible assets (e.g., goodwill) shall be excluded, and notes or obligations receivable shall be properly valued based upon the creditworthiness of the obligated party and any security for such obligation.

Tenant Improvements: As defined in the Recitals.

Title Agent: Chicago Title Insurance Company.

Title Commitment: A commitment for issuance of an ALTA Loan Policy of Title Insurance in compliance with the requirements of Exhibit B attached hereto.

Title Policy: An ALTA Loan Policy of Title Insurance in compliance with the requirements of Exhibit B attached hereto.

1.2 Definitions in Loan Documents. All terms not otherwise defined in the Loan Documents shall have the same meanings as set forth herein. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be defined in accordance with Generally Accepted Accounting Principles as promulgated by the United States of America Financial Accounting Standards Board in the United States of America in effect from time to time (“GAAP”). All financial computations to be made under this Agreement, unless otherwise specifically provided herein, shall be construed in accordance with GAAP. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.4 Uniform Commercial Code Terms. All capitalized terms used herein with reference to the Collateral and defined in the Uniform Commercial Code as adopted in the State of Ohio, from time to time, shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

1.5 Lease Accounting Changes. If there occurs after the Loan Closing Date any change in GAAP resulting from the implementation of Financial Accounting Standards Update Board Accounting Standards Topic 840 (Leases) that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Borrower and Lender shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Borrower and Lender after such change in GAAP conform as nearly as possible to their respective positions as of the Loan Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrower shall provide additional financial statements or supplements thereto, attachments to compliance certificates and/or calculations regarding financial covenants as Lender may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrower both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. Notwithstanding the foregoing, if Borrower and Lender are unable to agree on appropriate amendments within one (1) year after the effective date of the changes in Financial Accounting Standards Update Board Accounting Standards Topic 840 (Leases), then all covenant calculations and definitions shall thereafter be computed in accordance with GAAP as so changed.

SECTION 2
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. To induce Lender to execute and perform its obligations under this Agreement, Borrower hereby represents, covenants, and warrants to Lender as follows:

(a) Title to Assets. On the Loan Closing Date and at all times thereafter until the Loan is paid in full, the Borrower will have good and marketable indefeasible fee simple title to the Land, subject only to Permitted Exceptions.

(b) Financial Statements. All financial statements and other financial information furnished by Borrower or any Guarantor (now or in the future) to Lender in connection with the Loan are true, complete and correct in all material and fairly present the financial condition of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or any Guarantor has occurred since the respective dates of such statements and information. Furthermore, all financial statements and other financial information which shall be furnished by Borrower or any Guarantor to Lender in connection with the Loan shall be true, complete and correct in all material respects and shall fairly present the financial condition of the subjects thereof as of the respective dates thereof and shall not fail to state any material fact necessary to make any statements or information not misleading. Neither Borrower nor any Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements and information. No other information or documents provided by Borrower or any Guarantor is false, incomplete or inaccurate in any material respect.

(c) Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, all its general partners if the Borrower is a partnership or all its members if the Borrower is a limited liability company, or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

(d) Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

(e) No Defaults or Violations. There does not exist any Event of Default under this Agreement or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its certificate of formation and operating agreement; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

(f) Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

(g) Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and: (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

(h) Margin Stock. No part of the proceeds of the Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

(i) Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents: (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

(j) No Material Adverse Change. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading in any material respect. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now reasonably foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents and no condition, circumstance, event, agreement, document, instrument, restriction, or pending or threatened litigation or proceeding exists which could reasonably be expected to cause a Material Adverse Change to the Borrower, Guarantor or the Project.

(k) Land Use. The Land, the present use and occupancy of the Land, the construction of the Project and the use and occupancy of the Project upon its completion, will not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

(l) Material Facts. All financial statements, budgets, schedules, opinions, certificates, confirmations, applications, affidavits, agreements, Construction Contracts, subcontracts, and other materials submitted to the Lender in connection with or in furtherance of this Agreement, and by or on behalf of the Borrower, fully and fairly state the matters with which they purport to deal in all material respects, do not misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

(m) Utilities. All utility and municipal services required for the construction, occupancy and operation of the Project, including, but not limited to, water supply, storm and sanitary sewage disposal system, gas, electric and telephone facilities are available for use and currently exist at the boundaries of the Land, and the applicable utility companies or municipalities are or will be providing the Project with such services to the extent necessary for operation of the Project.

(n) Storm and Sanitary Sewers. The storm and sanitary sewage disposal system, water system and all mechanical systems of the Land and the Project do (or when constructed will) comply with all applicable environmental, pollution control and ecological Laws, ordinances, rules and regulations.

(o) Permits and Approvals. All permits for the use and operation of the Project have been issued and are in full force.

(p) Easements. All utility, parking, vehicular access (including curb cuts and highway access), construction, recreational and other permits and easements required for the construction, use and operation of the Project have been granted and issued, to the extent necessary or required for the then-current stage of construction, operation and use of the Project.

(q) No Encroachment. The Project does not encroach upon any building line, set back line, side yard line, or any recorded or visible easement, or other easement of which Borrower is aware or has reason to believe may exist, affecting the Land.

(r) Ingress and Egress. All roads necessary for ingress and egress to the Project and for the full utilization of the Improvements for their intended purposes have either been completed pursuant to easements approved by the Lender (including any Permitted Exceptions) or the necessary rights-of-way thereof have been dedicated to public use and accepted by the appropriate Governmental Authority and if not completed, all necessary steps have been taken by the Borrower and all necessary Governmental Authorities to assure the complete construction and installation thereof to the satisfaction of the Lender.

(s) Reserved

(t) No Condemnation. (i) No condemnation of any portion of the Project and (ii) no proceedings to deny access to the Project from any point of access to the Project, has commenced, or to the best of Borrower’s knowledge, is contemplated by any Governmental Authority.

(u) Reserved.

(v) Environmental Matters. Except as disclosed by Borrower to Lender in the Environmental Report: (i) the Project is in a clean, safe and healthful condition, free of all Hazardous Materials; (ii) neither Borrower nor, to the best knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Materials; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to the best of Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on or affecting the Project.

(w) Foreign Person. Neither Borrower nor Guarantor is a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(x) Trade Names. Borrower uses no trade name other than its actual name set forth herein.

(y) Separate Tax Parcels. The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

(z) Leases. Borrower and its agents have not entered into any leases, subleases or other arrangements for occupancy of space within the Project other than leases executed as of the date hereof, the Ground Lease and the Project Lease. True, correct and complete copies of all leases, as amended, have been delivered to Lender. All leases are in full force and effect. Borrower is not in default under any lease and Borrower has disclosed to Lender in writing any material default by the tenant under any lease.

(aa) Anti-Terrorism Laws. Borrower has not and will not engage in or conspire to engage in any transaction that evades or avoids or has the purpose of evading or avoiding any of the prohibitions set forth in any Anti-Terrorism Law.

(bb) Compliance with OSHA. Borrower is in compliance with OSHA, unless failure to comply or maintain would not reasonably be expected to have a Material Adverse Effect on Borrower.

(cc) Beneficial Ownership Certificate. As of the Loan Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

2.2 Continuation of Representations and Warranties. Except for matters disclosed by Borrower and approved in writing by Lender, the Borrower hereby covenants, warrants and agrees that each of the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct as of the Loan Closing Date and at all times thereafter so long as any part of the Loan shall remain outstanding. Each Request for Disbursement shall constitute a reaffirmation that these representations and warranties are true on and as of the date of such Request for Disbursement and will be true on the date of the Disbursement.

SECTION 3
THE LOAN; LOAN DOCUMENTS; EXTENSION OPTION; RELEASE OF AFFILIATE PROPERTY

3.1 Agreement to Borrow and Lend. Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower such amount as shall be requested by Borrower, but in no event exceeding the stated Loan Amount, on the terms and subject to the conditions of this Agreement. The Loan shall be evidenced by the Note.

3.2 Loan Documents. Borrower agrees to execute and deliver (or cause to be executed and delivered) to Lender, on or prior to the Loan Closing Date, the Loan Documents which shall include the following documents, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution and all of which are executed on or about the date hereof:

(a) The Note.

(b) The Mortgage.

(c) The Assignment of Leases and Rents.

(d) Uniform Commercial Code (“UCC”) financing statements; Borrower hereby authorizes Lender to file UCC financing statements naming Borrower as debtor with respect to the Mortgage and the collateral described in the Mortgage and other Loan Documents and which financing statements are prior to all other such financing statements and valid as such against all creditors of Borrower.

(e) Environmental Indemnity Agreement.

(f) Guaranty of Payment.

(g) Limited Recourse Guaranty of Payment.

(h) Affiliate Mortgage.

(i) Cash Collateral Security Agreement.

(j) Completion Guaranty.

(k) reserved.

(l) Collateral Assignment of Economic Interests.

(m) Such other papers and documents as may be required by this Agreement or as Lender may reasonably require.

3.3 Extension Option. As long as no Event of Default has occurred and is continuing beyond any applicable grace or cure period hereunder, Borrower shall have the option (the “Extension Option”) to extend the Initial Maturity Date for an additional six (6) months to the Initial Extended Maturity Date upon satisfaction of the following: (i) Lender receives written notice of Borrower’s election to exercise the Extension Option on or before ninety (90) days prior to the Initial Maturity Date; and (ii) Borrower pays to Lender an extension fee equal to 0.1% of the then outstanding principal balance of the Loan.

3.4 Release of Affiliate Property. Borrower may request in writing (a “Release Request”), not more often than four (4) times in any twelve (12) month period, that the Affiliate Property, or portions thereof, be released from the Affiliate Mortgage. Such Release Request shall contain the specific legal description of the portion of the Affiliate Property being requested to be released (the “Released Parcel”) along with a description of the specific intended use for the Released Parcel. As long as no Event of Default has occurred and is continuing hereunder, and after the release of the Released Parcel, the Loan to value ratio is no more than 60% (using the value of the Cash Collateral, Project, and Sponsorship Fees and Activation Fund Proceeds) then, Lender shall release the requested Release Parcel from the lien of the Affiliate Mortgage. Lender shall determine the Loan to value ratio considering the value of the requested Released Parcel and shall provide Borrower with written notice of any principal pay down required to achieve the 60% Loan to value ratio. Borrower shall pay for all costs and fees associated with the preparation and filing of the release.

SECTION 4
AFFIRMATIVE COVENANTS

From the date of execution of this Agreement until the Loan has been paid in full the Borrower agrees as follows:

4.1 Books and Records. Borrower shall maintain books and records for the Project and give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2 Financial Statement, and Tax Return Reporting: Borrower shall furnish and cause Guarantor to furnish, as applicable, to the Lender whatever information, books and records the Lender may reasonably request, including at a minimum:

(a) Within one hundred twenty (120) days of the end of each calendar year, annual operating statements of Borrower (including balance sheets and income statements) certified by Borrower, and upon written request by Lender in the event not publicly available, Guarantor’s income statement and balance sheet for year end, on form 10-K as submitted to the United States Securities and Exchange Commission, and, if requested in writing by Lender, Guarantor’s quarterly income statement and balance sheet as submitted on form 10-Q to the United States Securities and Exchange Commission.

(b) Within one hundred twenty (120) days of filing with the Internal Revenue Service, a signed copy of federal income tax return as filed by Guarantor, with all schedules and attachments, including any schedule K-1, and in the event that any of the foregoing parties requests an extension, a copy of such extension by May 15 of any calendar year.

(c) At all times up to and including the Initial Maturity Date Borrower shall provide a quarterly rent roll, beginning with the quarter ending December 31, 2021, thereafter Borrower shall provide annual rent rolls within thirty (30) days after the end of each calendar year.

(d) Guarantor shall provide annual verification of its compliance with the Liquidity and Tangible Net Worth covenants set forth in Section 4.18 below, beginning with the year-end December 31, 2021, provided, however, that as long as Lender has a first lien security interest in the Cash Collateral then no further proof of Liquidity shall be required.

(e) Promptly after an officer of the Borrower obtains knowledge of: (i) any litigation materially affecting or relating to the Project, (ii) any dispute between the Borrower and any municipal or other governmental authority relating to the Project, the adverse determination of which would likely materially affect the Project, or (iii) any threat in writing or commencement of proceedings in condemnation or eminent domain relating to the Project

(f) At the request of Lender, Borrower shall provide such other information and statements with respect to Borrower as Lender may from time to time reasonably require.

(g) At the request of Lender, Borrower shall cause Guarantor to provide such other information and statements with respect to Guarantor which are publicly available as Lender may from time to time reasonably require.

4.3 Maintenance of Existence, Operation and Assets. Borrower shall do all things necessary to: (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair (ordinary wear and tear excepted); and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.4 Insurance and Payment of Taxes and Escrows.

(a) Insurance. At all times during the term of the Loan, Borrower shall: (i) cause insurance policies to be maintained in compliance with Lender’s insurance requirements as modified and amended from time to time; and (ii) provide originals or copies of the same to Lender, as required by Lender. Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when any policies of insurance may expire, furnish to Lender, evidence of payment of premiums prior to such expiration, and maintain insurance policies with companies, coverage and in amounts satisfactory to Lender.

(b) Payment of Taxes. Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if: (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender in writing of Borrower’s intent to contest such taxes, and (iii) Borrower has deposited with Lender security in form and amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender’s request therefor. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute Loan proceeds hereunder (even if the total amount disbursed would exceed the Loan Amount). Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest. Notwithstanding the foregoing, Borrower may not enter into any payment plan with the appropriate real estate taxing authority without the prior written consent of Lender.

(c) Escrow Accounts. Borrower shall, following the written request of Lender upon the occurrence and during the continuation of any Event of Default, make insurance and tax escrow deposits, in amounts reasonably determined by Lender from time to time as being needed to pay taxes and insurance premiums when due, in an interest bearing escrow account held by Lender in Borrower’s name and under Lender’s sole dominion and control, and if required by Lender, Borrower shall execute a separate pledge and account control agreement with Lender. All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan. Notwithstanding Lender’s holding of the escrow account, nothing herein shall obligate Lender to pay any insurance premiums or real property taxes with respect to any portion of the Project if an Event of Default has occurred unless the Event of Default has been cured to the satisfaction of Lender. If the Event of Default has been satisfactorily cured, Lender shall make available to Borrower such funds as may be deposited in the escrow account from time to time for Borrower’s payment of insurance premiums or real property taxes due with respect to the Project.

If the amount of the funds held by Lender shall not be sufficient to pay taxes, assessments and insurance premiums as they fall due, Borrower shall pay to Lender the amount of any such deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof.

Upon payment in full of all sums secured by the Mortgage, Lender shall promptly refund to Borrower any funds held by Lender pursuant to this Section.

4.5 Compliance with Laws. Borrower shall comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.6 Reserved.

4.7 Financial Covenants. Borrower shall comply with all of the financial and other covenants contained herein.

4.8 Additional Reports. Borrower shall within five (5) Business Days of its knowledge of the same, provide written notice to the Lender of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a Material Adverse Change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

4.9 Reserved.

4.10 Furnishing Reports. Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by Borrower from time to time from its employees, agents, representatives, architects, engineers, any contractors and any other parties involved in the construction, the design, development or operation of the Project, which in any material way relate to the Project or the construction, or any part thereof.

4.11 Lost Note. Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the Note with a notation thereon of the unpaid principal accrued and unpaid interest.

4.12 Hazardous Materials. Borrower shall comply with any and all Laws, regulations or orders with respect to the discharge and removal of Hazardous Materials, shall pay promptly when due the costs of removal of any such Hazardous Materials, and shall keep the Project free of any lien imposed pursuant to Environmental Laws, regulations or orders. In the event Borrower fails to do so, after notice to Borrower and the expiration of the earlier of: (i) applicable cure periods hereunder; or (ii) the cure period permitted under applicable Law, regulation or order, Lender may declare an Event of Default and/or cause the remediation of the Hazardous Materials in order to comply with any applicable Environmental Laws, with the cost of the remediation added to the indebtedness evidenced by the Note and secured by the Mortgage (regardless of whether such indebtedness then increases the outstanding balance of the Note to an amount in excess of the face amount thereof). Borrower further agrees that Borrower shall not release or dispose of any Hazardous Materials at the Project without the express prior approval of Lender and any such release or disposal will be in compliance with all applicable Laws and regulations and conditions, if any, established by Lender, including, without limitation, those set forth in the Mortgage. Lender shall have the right at any time to conduct an environmental audit of the Project for reasonable cause based on Lender’s belief that a Release (as defined in the Environmental Indemnity Agreement) has occurred which affects the Project, at Borrower’s sole cost and expense, and Borrower shall cooperate in the conduct of such environmental audit. Borrower shall give Lender and its agents and its employees access to the Project to inspect and test the Project and to remove Hazardous Materials. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including reasonable attorneys’ fees and consequential damages) by reason of any claim in connection with any Hazardous Materials which were present at the Project during or prior to Borrower’s ownership of the Project, except to the extent due to with the gross negligence or willful misconduct of Lender or its agents. The foregoing indemnification shall be included within the indemnity agreement referred to in Section 3.2(e) hereof and shall survive repayment of the Note.

4.13 Lender’s Attorneys’ Fees. Borrower agrees to pay Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the Loan, including: (i) the preparation of this Agreement, the other Loan Documents, any intercreditor agreements, and the preparation of the closing binders; and (ii) the disbursement, syndication and administration of the Loan, if applicable. Further, if at any time or times hereafter (whether or not a Default has occurred) Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Land, or the Loan Documents, or to protect, collect, lease, sell, take possession of or liquidate all or any portion of the Land, or to attempt to enforce or protect any security interest or lien or other right in any of the premises or under any of the Loan Documents, or to enforce any rights of the Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower to Lender payable on demand, and secured by the Mortgage and other Loan Documents.

4.14 Costs and Expenses. Borrower agrees to pay all costs, expenses (including reasonable attorneys’ fees), and disbursements incurred by Lender on Borrower’s behalf: (a) in all efforts made to enforce payment of the Loan or effect collection of any Collateral; (b) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments; (c) in maintaining, storing, or preserving any Collateral, or in instituting, enforcing and foreclosing on Lender’s security interest in any Collateral or possession of any premises containing any Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with Borrower; or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements. Expenses being reimbursed by Borrower under this section include costs and expenses incurred in connection with: (s) appraisals and insurance reviews; (t) environmental examinations and reports; (u) field examinations and the preparation of reports based thereon; (v) the fees charged by a third party retained by Lender or the internally allocated fees for each Person employed by Lender with respect to each field examination; (w) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Lender; (x) taxes, fees and other charges for: (i) lien and title searches and title insurance, and (ii) the recording of any mortgages, filing of any financing statements and continuations, and other actions to perfect, protect, and continue Lender’s security interests; (y) sums paid or incurred to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (z) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral.

4.15 Reserved.

4.16 ERISA. Borrower shall not create, maintain or become obligated to contribute to any Plan or Multiemployer Plan, as such terms are defined in Sections 3(2), 3(37) and 4001(a)(3) of ERISA without Lender’s prior written consent, which consent shall not be unreasonably withheld.

4.17 Hedging Contracts. Except as authorized by Lender, Borrower is not currently a party to, nor will it be a party to any Hedging Contract.

4.18 Financial Covenants.

(a) Minimum Tangible Net Worth. Guarantor shall maintain at all times during the term of the Loan minimum Tangible Net Worth of not less than $25,000,000.00. This covenant shall be tested annually based upon the financial statements provided by Guarantor under Section 4.2, above.

(b) Minimum Liquidity. Guarantor shall maintain at all times during the term of the Loan minimum Liquidity of not less than $5,000,000.00. This covenant shall be tested annually based upon the financial statements provided by Guarantor under Section 4.2, above.

4.19 Beneficial Ownership Certificate and Other Additional Information. Borrower shall promptly provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, if applicable.

4.20 Equity Contribution. Borrower shall make an equity contribution in an amount equal to no less than $8,620,040.00 (the “Equity Contribution”). As long as Borrower maintains the said Equity Contribution, Borrower may make distributions to any member, shareholder, or owner of Borrower so long as: (a) no default has occurred and is continuing; and (b) Borrower is in compliance with all financial covenants.

4.21 Debt Service Coverage Ratio.

(a) Beginning as of December 31, 2021, the Project shall maintain a pre-distribution Debt Service Coverage Ratio of not less than 1.25 to 1.00, to be tested at the end of each fiscal year for the preceding twelve (12) month period (the “Pre-Distribution DSCR Test”).

(b) Beginning as of December 31, 2021, the Project shall maintain a post-distribution Debt Service Coverage Ratio of not less than 1.10 to 1.00, to be tested at the end of each fiscal year for the preceding twelve (12) month period (the “Post-Distribution DSCR Test”).

In the event Borrower is unable to meet the Pre-Distribution DSCR Test or Post-Distribution DSCR Test, as the case may be, as the case may be, Borrower shall have thirty (30) days from receipt of written notice from Lender (the “Cash Collateral Notice”) to (A) deposit with Lender cash collateral (which account shall be secured by a cash collateral security agreement) or (B) provide Lender a direct pay Letter of Credit in form and substance acceptable to Lender (the “LC”), or (C) provide to Lender additional pledges of funds to be received under sponsorship agreements, or a combination of the above, in an amount equal to the difference between the actual Net Income and the Net Income sufficient to satisfy the applicable Test (the “Additional Cash Flow”). Borrower’s failure to provide the Additional Cash Flow within thirty (30) days after receipt of the Cash Collateral Notice shall constitute an Event of Default. In the event Borrower provides the Additional Cash Flow with Lender, then Borrower shall have a period of one hundred eighty (180) days from the date of the applicable Test violation to execute a lease, or leases, acceptable to Lender sufficient to satisfy the applicable Test. Failure to do so shall constitute an Event of Default. In the event Borrower cures such Test violation within the one hundred eight (180) day period, then Lender shall return the Additional Cash Flow to Borrower.

SECTION 5
NEGATIVE COVENANTS

Negative Covenants. The Borrower covenants and agrees that from the date of this Agreement until the Loan has been paid in full, the Borrower shall not:

5.1 Indebtedness, Liens and Encumbrances by Borrower. Create, effect, consent to, attempt, contract for, agree to make, suffer or permit any additional indebtedness, encumbrances or liens other than (i) the Loan, (ii) the Pace Loan, and (iii) the Permitted Exceptions.

5.2 Mechanics’ Liens. Suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Project or any funds due any contractor, and will, within 30 days of written notice from Lender, bond or discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Agent such security or indemnity as it may require to induce the Title Agent to issue its Title Policy or an endorsement thereto insuring against all such claims, liens or proceedings; and provided further, that Lender will not be required to make any further disbursements, if applicable, unless Borrower shall have provided Lender with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion. In the event Borrower elects to bond any mechanic’s lien claim, such bond shall be in an amount equal to at least one hundred fifty percent (150%) of such claim.

5.3 Settlement of Mechanics’ Lien Claims. If Borrower shall fail promptly to bond or discharge any mechanics’ lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 5.2 above, or, having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Agent for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be released, then, and in any such event, Lender may at its election (but shall not be required to), (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Agent, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan Proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).

5.4 Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

5.5 Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity, except investments disclosed on the Borrower’s financial statements or acceptable to the Lender in its sole discretion.

5.6 Division, Merger, or Transfer of Assets. Divide, liquidate or dissolve; or merge (including, but not limited to, through a plan of division) or consolidate with or into any person, firm, corporation or other entity; or sell, lease, transfer or otherwise dispose of (including, but not limited to, through a plan of divisive merger) all or any substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.7 Change in Business, Management or Ownership. Permit or suffer a material amendment or modification of its organizational documents without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.

5.8 Reserved.

5.9 Acquisitions. Make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

5.10 Management Agents’ and Brokers’ Contracts. Borrower shall not enter into, modify, or amend any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender which approval shall not unreasonably be withheld, conditioned or delayed. All such contracts shall be subordinate to the Loan and the Loan Documents.

5.11 Single Purpose Entity. Borrower has not since the date of its formation and shall not:

(a) engage in any business or activity other than the acquisition, ownership, rehabilitation, operation and maintenance of the Project, and activities incidental thereto;

(b) acquire or own any material asset other than: (i) the Project, and (ii) such incidental personal property as may be necessary for the operation of the Project;

(c) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender;

(d) own any Subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender;

(e) commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in the Borrower permitted hereunder and properly accounted for;

(f) reserved;

(g) reserved;

(h) fail to correct any known misunderstandings regarding the separate identity of Borrower;

(i) reserved;

(j) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);

(k) allow any person or entity to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations (if any);

(l) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(m) file a voluntary petition or otherwise initiate proceedings to have the Borrower or any managing member of Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or any managing member of Borrower, or file a petition seeking or consenting to reorganization or relief of the Borrower or any managing member of Borrower as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Borrower or any managing member of Borrower; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Borrower or any managing member of Borrower or of all or any substantial part of the properties and assets of the Borrower or any managing member of Borrower, or make any general assignment for the benefit of creditors of the Borrower or any managing member of Borrower, or admit in writing the inability of the Borrower or any managing member of Borrower to pay its debts generally as they become due or declare or effect a moratorium on the Borrower or any managing member of Borrower debt or take any action in furtherance of any such action;

(n) except in connection with its relationship to Guarantor and the “Hall of Fame Village Complex” share any common logo with or hold itself out as or be considered as a department or division of (i) any shareholder, partner, principal, member or Affiliate of Borrower, (ii) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (iii) any other person or entity or allow any person or entity to identify the Borrower as a department or division of that person or entity; or

(o) conceal assets from any creditor or enter into any transaction with the intent to hinder, delay or defraud creditors of the Borrower or the creditors of any other person or entity.

5.12 Transactions with Blocked Persons. Borrower has not and shall not, at any time, directly or indirectly, whether through itself, its Affiliates or agents: (a) engage in any transaction with any Blocked Person; (b) engage in any transaction that violates federal or state sanctions laws, such as those issued by the Office of Foreign Asset Control; (c) engage in or conspire to engage in any transaction that evades or avoids any of the prohibitions set forth in any Subsections 5.12(a) or (b), above; or (d) fail to provide to Lender any information requested from time to time by Lender in its sole discretion, confirming the compliance of Borrower with this section.

5.13 Leases. Borrower shall provide copies of executed leases for the Project within ten (10) Business days of executing the same.

5.14 Fiscal Year/Accounting Treatment. Borrower shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on December 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to Lender at the address set forth in Section 12.9, below.

5.15 Prepayment of Additional Indebtedness. Borrower shall not, without the prior written consent of Lender: (a) prepay, redeem, defease, purchase, or otherwise acquire any of its indebtedness (other than the Loan to Lender in accordance with this Agreement); or (b) directly or indirectly materially amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any of Borrower’s indebtedness permitted under this Agreement.

5.16 Creation of Subsidiaries or Affiliates. Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed: (a) create, acquire or permit to exist any Subsidiaries other than those existing on the Loan Closing Date; or (b) create, acquire or permit to exist any Affiliates other than those existing on the Loan Closing Date; provided, however, that Borrower may create (or Borrower’s principals may cause to be created) a Subsidiary or Affiliate so long as such new Affiliate is created in the ordinary course of business and for a legitimate business purpose.

SECTION 6
CONDITIONS TO LOAN CLOSING

6.1 Lender shall have been satisfied that there is no Default or Event of Default under this Agreement or the other Loan Documents, and there is no litigation (existing, pending or threatened) which could cause a Material Adverse Change in the Borrower, Guarantor or the Project. The Loan Closing Date shall occur at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties have been satisfied or performed. Borrower shall furnish the following to Lender at least two (2) Business Days prior to the Loan Closing Date or at such time as is set forth below, all of which must be strictly satisfactory to Lender and Lender’s counsel in their sole discretion, in form, content and execution:

(a) Title Policy. The Title Commitment for issuance of the Title Policy.

(b) Survey. The Survey.

(c) Insurance Policies. Evidence of insurance in compliance with Lender’s insurance requirements, as modified and amended from time to time, satisfactory to Lender, as determined in its sole discretion.

(d) Compliance with Laws. Evidence reasonably satisfactory to Lender that the Project is in compliance with all governmental, zoning and building Laws, and ordinances and regulations (including, without limitation, requirements for parking and operation of the Project), and that any approvals thereof required from third parties or any Governmental Authorities have been obtained or, to the extent not available as of the Loan Closing Date, will be obtained as required for leases. Such evidence shall include, to the extent applicable, certificates of occupancy, copies of all letters of or grants or approvals of all zoning changes, all variances of zoning regulations affecting the height, bulk, location or configuration of the Improvements (or evidence satisfactory to Lender that the same are not required), all vacations of plats or of streets, alleys or other public rights-of-way, all approvals or variances relating to parking or loading areas (both on-street and off-street), approval of the height, design and lighting of the Project as affecting navigable airspace by the FAA and any similar approval required from any state agency.

(e) Financial Statements. Current financial statements for Borrower and Guarantor in form and substance acceptable to Lender.

(f) reserved.

(g) Environmental Assessment; Wetlands; Flood Plain Determination. Evidence, including an environment assessment, indicating that the Land, and the Improvements, in Lender’s sole judgment, (i) contain no Hazardous Materials and no other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, (ii) is not located in a “Wetlands” (as defined in 33 C.F.R. Section 328.3 or in any comparable state or local Law, statute, ordinances, rule or regulation) or “Flood Plain”( as defined under the Flood Disaster Protection Act of 1973, as amended from time to time), and (iii) contains no underground storage tanks. Lender reserves the right, at Borrower’s expense, to retain an independent consultant to review any such evidence submitted by Borrower or to conduct its own investigation of the Land. If the Land lies within an area in which flood insurance is required to be maintained under the Flood Disaster Protection Act of 1973, as amended from time to time, Borrower shall provide flood insurance acceptable to Lender, as determined in its sole discretion, at a limit equal to the full value of the building

(h) Payment of Loan Origination Fee. Payment to Lender of the Loan Fee.

(i) Documents of Record. Borrower shall provide to Lender copies of all covenants, conditions, restrictions, easements and matters of record which affect the Land.

(j) Borrower’s and Guarantor’s Attorney’s Opinion. An opinion of Borrower’s and Guarantor’s legal counsel acceptable to Lender or its counsel.

(k) Organizational Documents for Borrower.

(1)	Certified copy of Borrower’s Certificate of Formation;

(2)	Certified copy of Borrower’s Operating Agreement;

(3)	Borrower’s Resolutions to enter into Loan and designating the members/officers authorized to execute all Loan Documents; and

(4)	Full Force and Effect/Good Standing Certificate from the Secretary of State of State of Formation.

(l) KYC Information. Borrower shall have delivered to Lender, prior to the Loan Closing Date, such reasonable documentation (including, if applicable, a Beneficial Ownership Certification) and other information requested for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(m) Appraisal. Lender shall have obtained (at Borrower’s cost) an Appraisal of the Project demonstrating a Loan-to-as stabilized value ratio of 60% or lower based on the aggregate maximum Loan Amount which Appraisal shall be satisfactory to Lender, as determined in its sole discretion.

(n) UCC, Tax and Judgment Searches: Lender shall have received UCC, tax and judgment lien searches on the Borrower and Guarantor.

(o) Assignment, Assumption and Subordination of Ground Lease: Lender shall have received copies of the fully executed Assignment, Assumption and Subordination of Ground Lease.

(p) Reserved.

(q) Rent Roll: Borrower shall have provided Lender with a rent roll for the Project within five (5) days prior to the date hereof.

(r) PACE Documents. Borrower shall have provided Lender with copies of the PACE Documents.

(s) Additional Documents. Borrower shall have provided Lender such other papers and documents regarding Borrower, Guarantor, the Land or the Project as Lender may reasonably require.

(t) No Default. There is no Default or Event of Default under this Agreement or the other Loan Documents.

(u) Utilities; Permits: Evidence that all utilities are available reasonably acceptable to Lender.

(v) PACE Funds. All of the PACE Funds have been disbursed or will be disbursed simultaneously with the Initial Disbursement of Loan Proceeds.

(w) Reserved.

(x) Operating Account. Borrower shall have established its Operating Account with Lender.

(y) Reserved.

(z) Reserved.

(aa) Reserved

(bb) Reserved

(cc) Reserved

(dd) Reserved.

(ee) Settlement Statement. Lender has received a signed settlement statement which shall be deemed approval by Borrower to close and fund the Loan.

Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, to the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Loan Closing Date, or precedent to any subsequent Disbursement of Loan Proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements prior to any additional Disbursement.

SECTION 7
DISBURSEMENTS OF THE HOLDBACK AMOUNT; RELEASE OF CASH COLLATERAL

7.1 Disbursements.

(a) On the Loan Closing Date Lender shall disburse an amount of Loan Proceeds in an amount as reflected on the Settlement Statement (the “Initial Disbursement”). Thereafter, Lender shall disburse portions of the Holdback Amount pursuant to the terms of this Section 7.

7.2 Requests for Loan Disbursements. All requests for Disbursements shall be submitted on the Lender’s form of “Borrower’s Certificate for Payment” in the form of Exhibit E attached hereto, along with a completed Soft and Hard Cost Requisition in the form of Exhibit F attached hereto, both signed by the Borrower (collectively a “Request for Disbursement”). Each Request for Disbursement shall be accompanied by: (a) invoices and conditional lien waivers from the contractors performing services and any other supporting documentation, and (b) any other materials required by the Title Agent to issue an updated endorsement.

7.3 Monthly Disbursements. Disbursements shall be made no more than once per month.

7.4 Construction Disbursements. Disbursements shall be made by Lender following receipt of a Request for Disbursement, provided that, prior to the funding of the said Disbursement Borrower shall furnish the following to Lender, all of which must be in form, substance and execution satisfactory to Lender:

(a) a Request for Disbursement.

(b) An endorsement to the Title Policy issued to Lender covering the date of disbursement and showing the Mortgage as a first, prior and paramount lien on the Project subject only to the Permitted Exceptions and real estate taxes that have accrued but are not yet due and payable and particularly that nothing has intervened to affect the validity or priority of the Mortgage.

(c) Copies of all construction contracts which have been executed since the last disbursement, together with any bonds obtained or required to be obtained with respect thereto.

(d) If required by Lender, Lender has received a satisfactory report from Lender’s Inspecting Agent, indicating that the items for which payment has been requested have been performed at or incorporated into the Project. The cost of this inspection shall be paid directly by Borrower.

(e) Such other instruments, documents and information as Lender or the Title Insurer may reasonably request.

7.5 Leasing Commission Disbursements. Borrower shall submit requests for Leasing Commissions no more than once per month.

7.6 Conditions to All Disbursements. No Disbursement of Loan Proceeds shall be made by Lender to Borrower at any time unless:

(a) No Default or Event of Default has occurred and is continuing under this Agreement, or under any of the Loan Documents.

(b) All representations and warranties made by Borrower to Lender herein and otherwise in connection with this Loan continue to be accurate in all material respects, and all statements and representations made in the application for the Loan submitted to Lender continue to be accurate in all material respects.

7.7 Provisions Applicable to All Disbursements.

(a) Borrower authorizes Lender to make Disbursement to the Operating Account, and the Borrower agrees that, in so doing, the Lender is not acting as agent or trustee for the Borrower and the Lender will not be held accountable for any such Disbursement made in good faith.

(b) Each Request for Disbursement by the Borrower shall constitute an affirmation that the warranties and representations contained in Section 2 hereof remain true and correct and that no breach of the covenants of Borrower contained in this Agreement has occurred, in each case as of the date of the Disbursement, unless Lender is notified to the contrary in writing prior to funding of the requested Disbursement.

(c) The Lender may apply amounts due hereunder to the satisfaction of the conditions hereof and amounts so applied shall be part of the Loan and shall be secured by the Mortgage, evidenced by the Note, bear interest in accordance with the Note and shall be due and payable in accordance with the provisions of the Note.

7.8 Release of Cash Collateral. Upon Borrower’s written request the Cash Collateral shall be eligible for disbursement to Guarantor upon satisfaction of the following conditions:

(a) No Event of Default has occurred and is continuing;

(b) 90% of the net rentable area of the Project has been leased to tenants that are in occupancy and paying rent;

(c) Borrower has commenced principal and interest payments under the Note;

THEN, Lender shall disburse the Cash Collateral to Guarantor, provided, however, Lender shall retain a portion of the Cash Collateral in an amount necessary to generate a Loan to value ratio of no greater than 75% when combined with the appraised value of the Project. Thereafter, as long as no Event of Default has occurred and is continuing, at such time as the Project itself generates a Loan to value of no greater 75% Lender shall disburse any remaining Cash Collateral to Guarantor. Notwithstanding the foregoing upon payment in full of the Loan Lender shall disburse any remaining Cash Collateral to Guarantor.

SECTION 8
FURTHER COVENANTS OF BORROWER

8.1 Construction of Project. Borrower agrees that the Tenant Improvements will be constructed and fully equipped in a good and workmanlike manner with materials of quality, in accordance with applicable building, zoning, pollution control, and environmental protection and other Laws and ordinances.

8.2 Inspection by Lender. Borrower will cooperate with Lender in arranging for inspections by Lender’s Inspecting Agent and other representatives of Lender of the progress of the construction from time to time.

8.3 Sign and Publicity. Subject to Borrower’s reasonable approval, Lender, at its expense, may erect signs on the construction site indicating that financing for the Project has been provided by Lender and use the Loan Amount, Borrower’s name and Project location in any such sign or in any publicity by Lender as hereinafter provided. Lender, at its expense, shall also have the right to engage in reasonable publicity and public relations pertaining to the financing provided by Lender. Additionally, Borrower shall use its good faith and best efforts to include in any public announcement or media release concerning the general development of the Project a statement that Lender has provided a portion of the financing for the Project.

8.4 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the construction or the occupancy, maintenance or operation of the Project or any portion thereof, Borrower shall at its sole expense: (i) cause such proceedings to be vigorously contested in good faith; and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

8.5 Lender’s Action for Its Own Protection Only. The authority herein conferred upon Lender, and any action taken by Lender, including, without limitation, actions to inspect the Project, to procure waivers or sworn statements, to approve contracts, will be exercised and taken by Lender, the Inspecting Agent, and by Lender’s other advisors or representatives for their own protection only and may not be relied upon by Borrower or any other person for any purposes whatever. Neither Lender, the Inspecting Agent nor any other advisor or representative of Lender shall be deemed to have assumed any responsibility to Borrower or any other person with respect to any such action herein authorized or taken by Lender or any other advisor or representative of Lender or with respect to the proper construction of improvements on the Project, performance of contracts, subcontracts or purchase orders by any contractor, subcontractor or material supplier, or prevention of mechanics’ liens from being claimed or asserted against any of the Project. Any review, investigation or inspection conducted by Lender, the Inspecting Agent or any other architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower’s satisfaction of any conditions precedent to Loan disbursements under this Agreement, Borrower’s performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower’s representations and warranties under this Agreement or Lender’s reliance thereon or (ii) Lender’s reliance upon any certifications of Borrower or the Architect required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

8.6 Operation of Project. As long as any portion of the Loan remains outstanding, the Project, after Completion of Construction, shall be operated in a first-class manner.

8.7 Furnishing Notices. Borrower shall deliver to Lender copies of all notices received or given by Borrower (or its agents or representatives) under any of the leases of space in the Project, within five (5) Business Days after such notice is given or received, as the case may be. Borrower shall also provide Lender with copies of all notices pertaining to the Project or any part thereof received by Borrower (or its agents or representatives) from any Governmental Authority or from any insurance company providing insurance on any of the Project, within five (5) Business Days after such notice is received.

8.8 Indemnification. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including reasonable attorneys’ fees and consequential damages) of any and every kind to any persons or property by reason of (i) the construction or other work contemplated herein, (ii) the operation or maintenance of the Project, (iii) any other action or inaction by, or matter which is the responsibility of Borrower, or (iv) the breach of any representation or obligation of Borrower hereunder, except to the extent caused by the gross negligence or willful misconduct of Lender or its agents. The foregoing indemnification shall survive repayment of the Loan and shall continue to benefit Lender following any assignment of the Loan with respect to matters arising or accruing prior to such assignment.

8.9 Prohibition Against Cash Distributions. Borrower shall not make any disbursements from cash flow from the Project to any party during any month until the installment due under the Note for that month has been paid.

SECTION 9
CASUALTIES AND CONDEMNATION

9.1 Notice. In case of the occurrence of any loss or damage to all or any portion of the Project resulting from fire, vandalism, malicious mischief or any other casualty or physical harm (a “Casualty”), or any exercise of the power of condemnation or eminent domain (a “Taking”), of the Project, or any part thereof, or any interest therein or right accruing thereto, Borrower shall promptly give to Lender written notice generally describing the nature and extent of such Casualty or Taking. So long as Borrower is not in Default, Borrower may adjust, settle and compromise any such insurance policy or any proposed condemnation award, but in any event, no final adjustment, compromise or settlement of any insurance claim or condemnation award shall be entered into without the prior written approval of Lender as to such settlement, adjustment or compromise thereof, and Borrower shall deposit with Lender all proceeds from any insurance policies (“Proceeds”) and all awards from any Taking (“Awards”). Lender may appear in any such proceedings and negotiations and Borrower shall promptly deliver to Lender copies of all notices and pleadings in any such proceedings. Borrower will in good faith, file and prosecute all claims necessary for any award or payment resulting from such damage, destruction or taking. Borrower shall reimburse Lender for all costs and expenses incurred by Lender in exercising its rights under this section and such costs shall constitute indebtedness secured by the Mortgage and other Loan Documents. Upon a Default, Borrower hereby authorizes Lender, at Lender’s option, to adjust, settle, compromise and collect any Proceeds under any insurance with respect to the Project which is kept, or caused to be kept, by Borrower, and any Awards pursuant to any Taking, and hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, for such purposes.

9.2 Application of Insurance Proceeds and Condemnation Awards.

(a) Upon a Casualty (as defined in Section 9.1 above), or a Taking (as defined in Section 9.1 above), Lender may (without penalty) elect to apply as a Loan prepayment, all Proceeds of any insurance policies collected or claimed as a result of such Casualty and all Awards resulting from such Taking after deduction of all expenses of collection and settlement, including reasonable attorney’s and adjusters’ fees and charges. Any Proceeds or Awards remaining after payment in full of the Loan and all other sums due Lender hereunder shall be paid by Lender to Borrower without any allowance for interest thereon.

(b) Notwithstanding the provisions of Section 9.2(a) above, or anything to the contrary contained herein, as long as (i) no Event of Default has occurred and is continuing hereunder, (ii) the Proceeds or Awards, as the case may be, are sufficient to rebuild the Project or, if they are insufficient, as determined by Lender in its reasonable discretion, Borrower provides Lender with additional funds necessary, as determined in Lender’s sole discretion, to rebuild the Project (the “Additional Funds”), (iii) construction can be completed not less than three (3) months prior to the Maturity Date, and (iv) after completion of the construction, the Loan to value ratio of the Project is satisfactory to Lender, as determined in Lender’s sole discretion, then the Proceeds or Awards, as the case may be, may, at Borrower’s request, be applied towards reconstruction of the Project, which Proceeds or Awards or Additional Funds shall be deposited with Lender and disbursed pursuant the Lender’s disbursement provisions for construction loans of Lender, as those are amended from time to time, or as otherwise prescribed by Lender. To the extent Borrower deposits Additional Funds with Lender, Borrower hereby pledges to Lender as collateral for the Loan all Additional Funds.

(c) In the event Lender does not apply the Proceeds or Awards to prepayment of the Loan as provided for in Section 9.2(a) or Lender does not have the right to apply the Proceeds or Awards pursuant to Section 9.2(b) to prepayment of the Loan, or, in the event such Proceeds or Awards, if applied, do not fully discharge the Loan, Borrower will:

(i)	Proceed with diligence to make settlement (which shall be subject to the prior written approval of Lender) with insurers or with condemning authorities and cause the Proceeds or Awards to be deposited with Lender, unless Lender shall elect to make such settlement without the consent of Borrower.

(ii)	In the event of any delay in making settlement with insurers or effecting collection of Proceeds or Awards, that Lender determines to be unreasonable, Borrower shall deposit with Lender the full amount required to complete construction and restoration, disregarding such Proceeds or Awards.

(iii)	Promptly proceed with construction and restoration of the Project, including the repair of all such loss or damage.

All Proceeds, Awards and Additional Funds deposited by Borrower hereunder shall first be fully disbursed before disbursement of any further Loan Proceeds. Borrower shall not be entitled to any payment of or credit for interest on such Proceeds, Awards and Additional Funds. In the event of deposit by Borrower of the full amount required to complete construction of the Project, as aforesaid, upon the subsequent receipt of Proceeds or Awards, such Proceeds or Awards, as and when received, may be collected and retained by Borrower.

(d) Lender shall not be obligated to see to the proper application of any of the Proceeds nor shall the amount so released or used be deemed a payment on any indebtedness evidenced by the Note or secured by any of the Loan Documents. In the event of foreclosure of the Mortgage or other transfer of title in lieu of foreclosure, all right, title and interest of Lender, in and to any insurance policies then in force shall pass to the purchaser or Lender, as the case may be.

(e) All proceeds of use and occupancy or rental value insurance shall be paid to Lender for the purposes of paying, in the following order: (i) insurance premiums payable with respect to any insurance required to be carried by Borrower hereunder; (ii) taxes, assessments and charges payable by Borrower under any of the Loan Documents; and (iii) all amounts payable on the Note, together with any and all other amounts evidenced or secured by any of the Loan Documents, and to the extent that such insurance proceeds are available to pay the items listed in clauses (i), (ii) and (iii), Lender shall pay such items for the account of Borrower. All such insurance proceeds not deemed necessary, in Lender’s sole opinion, to pay (or establish reserves for the payment of) the above items shall be paid over to Borrower.

(f) Upon failure on the part of Borrower promptly to commence or continue the repair or restoration of the Project after settlement of any claim with the insurer, Lender shall have the right to apply such Proceeds to the payment of any indebtedness secured by the Loan Documents, and resort to such other remedies available to Lender hereunder; provided, however, that nothing herein contained shall prevent Lender from applying at any time the whole or any part of such insurance Proceeds to the curing of any Event of Default hereunder.

SECTION 10
DEFAULTS BY BORROWER

The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:

(a) A failure by Borrower to make any payment on the Note within ten (10) days as the same becomes due or failure to pay any other amount within ten (10) days when due under this Agreement, or any other Loan Document, provided that there shall be no grace period for the payment due on the Maturity Date.

(b) The failure of Borrower to observe or perform any of the covenants (other than any payment on the Note or under this Agreement), contained in this Agreement or any of the other Loan Documents within thirty (30) days after notice from Lender of such failure; provided, that if any such failure concerning a non-monetary default covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional thirty (30) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting sixty (60) day period from the date of Lender’s notice.

(c) The occurrence of a Prohibited Transfer.

(d) The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower, which in any way relates to or affects the Loan or the Project.

(e) If, at any time, any representation, statement, report or certificate made now or hereafter by Borrower or any Guarantor is not true and correct in any material respect, or if at any time any material statement or representation made in the Loan application or any supporting materials submitted to Lender for this Loan is not true and correct.

(f) If all or a substantial part of the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, and the same is not otherwise dismissed or stayed within sixty (60) days from the date thereof.

(g) If Borrower is enjoined or restrained or in any way prevented by court or administrative order from performing any of its obligations hereunder or under the other Loan Documents or conducting all or a substantial part of its business affairs, which is not otherwise dismissed or stayed within sixty (60) days after the issuance thereof.

(h) If Borrower or Guarantor:

(i)	Shall file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the federal bankruptcy code of any similar Law, now or hereafter in effect;

(ii)	Shall file an answer or other pleading in any proceedings admitting insolvency, bankruptcy, or inability to pay its debts as they mature;

(iii)	The filing against it of any involuntary proceedings under the federal bankruptcy code or similar Law, now or hereafter in effect, and such proceedings shall not have been vacated or dismissed within sixty (60) days after the filing thereof;

(iv)	Have an order issued appointing a receiver, trustee or liquidator for it or for all or a major part of its property or the Land, and such order continues un-dismissed for a period of sixty (60) days after such order is entered on the court’s docket;

(v)	Shall be adjudicated bankrupt;

(vi)	Shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or the Land; or

(vii)	Shall for any reason cease to exist/or cease operating its business.

(i) One or more final judgments for the payment of money are entered: (i) against Borrower in amounts aggregating in excess of $200,000 or (ii) against any Guarantor in amounts aggregating in excess of $500,000.

(j) If Borrower or any Guarantor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower’s maximum liability does not exceed $200,000 or Guarantor’s maximum liability does not exceed $500,000) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

(k) The occurrence of any other event or circumstance denominated as an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

(l) reserved.

(m) Lender reasonably determines that a Material Adverse Change has occurred.

(n) reserved.

(o) Borrower fails to furnish the information in the form and substance required by Section 4.2, above, in the requisite time periods denoted therein, and which is not otherwise delivered to Lender within ten (10) days after Lender’s demand therefor.

(p) The failure of Guarantor to observe or perform any of the covenants contained in the Guaranty or any of the other Loan Documents that Guarantor is a party to.

(q) Any action at law, suit in equity, or other legal proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of Borrower, or any other Person bound by any Loan Document, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree, or ruling to the effect that, any one or more of the material covenants, agreements, or obligations of Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof.

(r) The failure at any time of the Mortgage to be a valid first lien upon the Project or any portion thereof, other than as a result of any release or reconveyance of the Mortgage with respect to all or any portion of the Project pursuant to the terms and conditions of this Agreement.

(s) Borrower fails to pay any Special Assessment on or before the date due and such failure is not cured within any notice and/or grace period.

(t) An event of default occurs under the Cooperative Agreement by Borrower which is not cured within any applicable cure or grace period.

(u) The occurrence of a material default under the Ground Lease, or Project Lease by Borrower, or, except as otherwise permitted herein, the material modification or amendment to the Ground Lease, or Project Lease without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed; or the occurrence of any event which terminates the Ground Lease, or Project Lease other than the exercise by Borrower of its rights to terminate the same.

SECTION 11
LENDER’S REMEDIES UPON DEFAULT

11.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by Law and by the terms of the Note, the Mortgage and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a) Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice or action of any kind, all of which are hereby expressly waived.

(b) In addition to any rights of set-off that Lender may have under applicable Law, Lender may, without notice of any kind to Borrower, appropriate and apply to the payment of the Note or of any sums due under this Agreement, any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender, or its Affiliates. Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower’s accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by the Borrower with Lender (or its Affiliates).

(c) Exercise or pursue any other remedy or cause of action permitted at Law or at equity or under this Agreement or any other Loan Document, including but not limited to foreclosure of the Mortgage and enforcement of all Loan Documents.

(d) With or without entry upon the Land, cause construction of any Tenant Improvements to be completed. Lender, for such purpose, may use all available materials and equipment located upon the Land and purchase all other necessary materials and employ contractors and other employees. All sums expended by Lender for such purpose shall constitute disbursements pursuant hereto and shall be secured by the Mortgage and other Loan Documents and shall forthwith be due and payable by Borrower to Lender with interest thereon at the Default Rate. The authority and agency conferred hereby upon Lender shall be deemed to create a power coupled with an interest and shall be irrevocable.

(e) Have the Project appraised, at Borrower’s cost.

(f) Cause an environmental assessment to be conducted on the Project, at Borrower’s cost.

11.2 Right of Lender to Make Advances to Cure Defaults. In the event that Borrower shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts so expended by Lender shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed. Loan Proceeds advanced by Lender in the exercise of its judgment that the same are needed to complete the Project, to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand which is evidenced and secured by the Loan Documents.

11.3 No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or equity. No notice to or demand on Borrower in any case shall, in itself entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

11.4 Availability of Remedies. All of the remedies set forth herein, in the other Loan Documents and/or provided by Law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Borrower or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Agreement or any of the Loan Documents, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy, except as otherwise provided by Law. The parties have agreed to the alternative remedies hereof specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments. At any sale of the security or collateral for the Loan or any part thereof whether by foreclosure or otherwise, Lender may in its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply against the balance due Lender pursuant to the terms of the Note the amount bid therefore.

11.5 Proceeds of Collateral. Any proceeds of collateral received by Lender after an Event of Default has occurred and is continuing, shall be applied: first, to pay any fees, indemnities, protective advances, or expense reimbursements including amounts then due to the Lender from Borrower or any Guarantor, second, to pay any fees or expense reimbursements then due to Lender under this Agreement or any Loan Document from Borrower or any Guarantor, third, to pay interest then due and payable on the Loan, and fourth to repay all principal due under the Loan to the Lender.

SECTION 12
MISCELLANEOUS

12.1 Time Is of the Essence. Lender and Borrower agree that time is of the essence of all of Borrower’s covenants under this Agreement.

12.2 Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto with respect to the Loan and shall supersede all prior negotiations, representations, or term sheets or commitment letters, if any or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement. An action on the part of the Lender waiving a specific provision or requirement herein contained, shall not be construed to be a waiver of future application of such provision or requirement or a waiver of any other provision or requirement hereunder.

12.3 Indemnification. To the fullest extent permitted by Law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands, including reasonable legal fees and expenses, arising out of this Agreement or in connection herewith, except to the extent such suit, claim or damage is caused by the gross negligence or willful misconduct of Lender or its agents. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of this Agreement.

12.4 Captions. The captions and headings of various sections of this Agreement and exhibits pertaining hereto are for convenience only and not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

12.5 Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, this Agreement shall be controlling. If any provision of this Agreement, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

12.6 Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and plural.

12.7 Definitions Included in Amendments. Definitions contained in this Agreement which identify documents, including, without limitation, the Loan Documents, shall be deemed to include all written amendments and supplements to such documents from the date hereof, and all future written amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all written amendments and supplements to this Agreement.

12.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, THE PARTIES AGREE THAT, NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER, THE PARTIES BELIEVE AND AGREE THAT IT SHALL BE IN THEIR BEST INTERESTS TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE, OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE RELATIONSHIP AMONG THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, OR WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

12.9 Notices. Except for service of process as set forth in Section 12.10 below, any notice required under applicable Law to be given in another manner, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt or (ii) if delivered by overnight courier service, effective upon receipt, or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective upon receipt, or rejection or refusal; addressed in each case as follows:

If to Borrower:

HOF Village Center For Excellence, LLC
2626 Fulton Ave. NW

Canton, OH 44718
Attention: Michael Crawford, Chief Executive Officer

With a copy to:

Walter Haverfield LLP
1301 E. Ninth St., Suite 3500
Cleveland, Ohio 44114

Attention: Nick Catanzarite

If to Lender:

ErieBank

Commercial Real Estate

Crown Centre

5005 Rockside Rd., Suite 625

Independence, OH  44131

Attention: Suzanne Hamilton

With a Copy To:

Thompson Hine LLP

3900 Key Tower

127 Public Square

Cleveland, Ohio 44114

Attention: William R. Weir, Esq.

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

12.10 Service of Process. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

12.11 Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Lender’s office is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LENDER’S OFFICE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Stark or Cuyahoga county, Ohio; provided that nothing contained in this Agreement will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

12.12 Waiver of Damages. In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and its Guarantors waive all claims for punitive, exemplary or consequential damages.

12.13 Important Information About Procedures Required by the USA Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow the Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.

12.14 Preservation of Rights. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

12.15 Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

12.16 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Lender’s prior written consent and the Lender at any time may assign this Agreement in whole or in part.

12.17 Assignments and Participations. At any time, without any notice to the Borrower, the Lender may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Lender’s interest in the Loan. The Borrower hereby authorizes the Lender to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Lender’s interest in the Loan, or which is considering doing so. If Lender assigns or participates out a portion of the Loan and/or any Loan Documents (“Participation Arrangement”), while remaining a partial owner and/or co-participant of the Loan, then Lender covenants that to the extent any determination or decision needs to be made by Lender pursuant to the Loan Documents, or at the request of Borrower, including, without limitation, determinations or decisions involving draws, waivers, amendments, modifications or extensions, then Lender shall promptly make such determinations or decisions with no undue delay, notwithstanding such Participation Arrangement. Lender shall take all steps reasonably necessary to cause any participant in a Participation Arrangement to promptly respond to any request by Borrower and/or Lender. Additionally, prior to entering into a Participation Arrangement, Borrower shall be provided with any proposed participation agreement, however titled or characterized by the parties, which is intended to memorialize the Participation Arrangement, and Borrower shall have the opportunity to comment on the same.

12.18 Waiver of Marshalling of Assets. TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER.

12.19 Further Assurances. Borrower covenants and agrees to execute any and all other documents required by Lender in connection with this Agreement required to perfect Lender’s security interest(s) in the Collateral or to otherwise comply with and effectuate the terms of the Loan Documents.

12.20 Acknowledgment of Electronic Records. On its own behalf and in its representative capacity for any parties for this transaction, Borrower agrees that the transaction documents may be preserved as electronic records.

12.21 Errors and Omissions. The undersigned Borrower for and in consideration of the above-referenced Lender funding the closing of the Loan agrees, if requested by Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of the Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK—

SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

BORROWER:

HOF Village Center For Excellence, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford,
President and Chief Executive Officer

LENDER:

ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation

By:	/s/ Suzanne Hamilton
Suzanne Hamilton, Senior Vice President

Signature Page to Loan Agreement

Exhibit A

(Legal Description)

TRACT 1 (Fee Simple)

Situated in the City of Canton, County of Stark and State of Ohio and known as and being Outlot Number 1466 as shown in the plat recorded in 202108120041822, of the Stark County, Ohio Records.

(Future Tax Parcel No. 10014337)

TRACT 2 (Fee Simple)

Situated in the City of Canton, County of Stark and State of Ohio and known as and being Outlot Number 1467 as shown in the plat recorded in 202108120041822, of the Stark County, Ohio Records.

(Future Tax Parcel No. 10014340)

TRACT 3 (Easement)

Non-Exclusive easements for access and utilities contained Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex dated February 26, 2016, filed March 11, 2016, and recorded in Instrument No. 201603110009295, of the Stark County Records.

Exhibit B

(Title Requirements)

A commitment (the “Title Commitment”) for issuance of an ALTA Loan Policy of Title Insurance, Form 2006 (the “Title Policy”), issued by the Title Insurer to Lender, in the Loan Amount, insuring the Mortgage to be a valid first, prior and paramount mortgage lien upon the fee title to the Land and the Project, and a valid first lien upon any easement in favor of the Land which provides access to the Land for ingress and egress and/or for utilities, to the extent of funded by Disbursements of the Loan, subject only to the Permitted Exceptions and with all so-called “standard” exceptions deleted. The Title Commitment shall (i) contain a so-called “Comprehensive Endorsement”; (ii) contain an endorsement affirmatively insuring the priority of the Mortgage against any vendor’s or mechanic’s lien; (iii) affirmatively insure the Lender that (A) no restrictions of record affecting the Land have been violated, and that such instruments contain no right of reverter or forfeiture, (B) the survey is accurate and accurately depicts the same real estate as is covered by the Title Commitment, and (C) Lender is the holder of the Mortgage and that the Mortgage is the first lien against the Land; (iv) insure contiguity of the Land with adjoining public rights of way; (v) contain an ALTA Variable Rate Endorsement No. 6; and (vi) contain such other endorsements as Lender may require. If requested by Lender, appropriate provisions satisfactory to Lender for co-insurance and reinsurance, with direct access agreements acceptable in form and substance to Lender, shall also be obtained. Contemporaneously with delivery to Lender of the Title Commitment, Borrower shall also deliver to Lender copies of all documents constituting encumbrances on the Land, including but not limited to the Permitted Exceptions. Borrower agrees to deliver to the Title Agent, with a copy of each to Lender, such other papers, instructions and documents as the Title Agent may require for the issuance of the Title Commitment and the issuance of date down endorsements and interim certifications relating to construction payouts as provided in Section 7 hereof, and in accordance with all requirements of this Agreement.

Exhibit C

(Survey Certification)

A survey of the Land, in duplicate, made by a registered land surveyor in accordance with the 2016 ALTA/NSPS Minimum Standard of Detail Requirements, dated no later than six (6) months prior to the Loan Closing Date.

Certification: The Survey shall bear the following certification:

To: ERIEBANK, its successors and assigns, (name of Title Agent, if known), (name of Borrower), (names of others as negotiated with the client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2016 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(b)(2), 7(c), 8, 9, 10, 11(b), 13, 14, 16, 17, 18, 19(a), and 20 of Table A thereof. The field work was completed on ___________.

Date of Plat or Map:_________________

_____________________________________

(Surveyor’s signature, printed name and

seal with Registration/License Number)

Deliverables: The surveyor shall furnish copies of the Survey to the Title Company, Borrower, and Lender, and as otherwise negotiated with Borrower. Hard copies shall be on durable and dimensionally stable material of a quality standard acceptable to the insurer. Digital copies of the plat or map may be provided in addition to, or in lieu of, hard copies in accordance with the terms of the contract. When required by law or requested by the client, the plat or map shall be produced in recordable form and recorded or filed in the appropriate office or with the appropriate agency.

Exhibit D

(Permitted Exceptions)

1.	Oil and gas leases, pipeline agreements or any other instruments related to the production or sale of oil and gas which may arise subsequent to the date of this Agreement, pursuant to Ohio Revised Code Section 1509.31(D).

2.	The Ground Lease.

3.	The Project Lease.

4.	Any lease, grant, exception or reservation of minerals or mineral rights together with any rights appurtenant thereto.

5.	Real estate taxes and special assessments for the year 2020 and subsequent years, not yet due and payable.

6.	Those items identified on the Title Policy on Schedule BII.

Exhibit E

(Borrower’s Certificate for Payment)

ErieBank
7402 Center Street
Mentor, Ohio 44060
Attn: Commercial Real Estate

RE:	Application for Advance or confirmation of equity contribution in connection with a $22,040,000.00 loan to HOF Village Center For Excellence, LLC, a Delaware limited liability company (“Borrower”).

1. Pursuant to that certain Loan Agreement dated _______, 2021 (the “Loan Agreement”) between Borrower and ErieBank (“Lender”), Borrower

(a)	hereby requests a loan advance as indicated on the Soft and Hard Cost Requisition attached hereto. We acknowledge that this amount is subject to inspection, verification, and available funds.

Funding Instructions

2. This Borrower’s Certificate is to be utilized only in satisfaction of costs and charges with respect to the Tenant Improvements thereon as shown on the Soft and Hard Cost Requisition Form, dated ____________________, attached hereto.

3. The Borrower agrees to provide, if requested by Lender, a Vendor Payee Listing showing the name and the amount currently due each party to whom Borrower is obligated for labor, material and/or services supplies.

4. The Borrower also certifies and agrees that:

(a)	It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Loan Agreement;

(b)	No Default or Event of Default as defined in the Loan Agreement has occurred and is continuing and;

(c)	All funds previously disbursed have been used for the purposes as set forth in the Loan Documents executed between Borrower and Lender;

(d)	All outstanding claims for labor, materials and/or services furnished prior to this draw period have been paid or will be paid from the proceeds of this disbursement;

(e)	All sums advanced by Lender or contributed by equity on account of this Borrower’s Certificate will be used solely for the purpose of paying obligations owing as shown on the attached documentation and no item(s) for which payment is requested and/or equity is contributed has (have) been the basis for any prior disbursement and/or equity contribution;

(f)	There are no liens outstanding against the Project or its equipment except for Permitted Exceptions, Lender’s liens and security interests as agreed upon in the Loan Agreement;

(g)	All representations and warranties contained in the Loan Agreement are true and correct as of the date hereof.

(h)	The undersigned understands that this certification is made for the purpose of inducing Lender to make an advance to Borrower and that, in making such advance, Lender will rely upon the accuracy of the matters stated in this certificate.

5. Disbursement of the Loan Proceeds hereby requested are subject to the receipt by Lender, in those states where applicable, of a certificate from the issuing title company stating that no claims have been filed of record which adversely affects the title of Borrower to the Project, subsequent to the filing of the Lender’s Mortgage.

6. Capitalized terms used in this Borrower’s Certificate and not otherwise defined shall have the same meaning and definitions as those set forth in the Loan Agreement.

7. The Borrower, or authorized signer, certifies that the statements made in this Borrower’s Certificate and any documents submitted herewith and identified herein are true and has duly caused this Borrower’s Certificate to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:

BORROWER:

HOF Village Center For Excellence, LLC, a Delaware limited liability company

By:
Michael Crawford,
President and Chief Executive Officer

Exhibit F

(Soft and Hard Cost Requisition Form)

(Attached)